UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: 49 89 250079460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 4, 2020, Immunic, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with SVB Leerink LLC, as representative of the several underwriters listed on Schedule A thereto (the “Underwriters”), in connection with the Company’s public offering (the “Offering”) of 5,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a public offering price of $18.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 750,000 shares of Common Stock at the public offering price, less underwriting discounts and commissions, which option was exercised in full on August 6, 2020 (the “Option Shares,” and together with the Firm Shares, the “Shares”).

On August 7, 2020, the Company closed the Offering. The net proceeds to the Company from the Offering, after giving effect to the exercise in full by the Underwriters of their option to purchase the Option Shares, are expected to be approximately $97 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and which is incorporated herein by reference. Dentons US LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Updated Risk Factor

The Company is supplementing the risk factors contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020 and Part II, Item 1A of its Form 10-Q/A filed with the SEC on August 3, 2020, with the following risk factor.

Our internal computer systems and physical premises, or those of our strategic collaborators or other contractors or consultants are susceptible to failure and we have experienced a security breach, which could result in a material disruption of our product development programs and our manufacturing operations.

Our internal computer systems and those of our current and any future strategic collaborators, vendors, and other contractors or consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, cybersecurity threats, war and telecommunication and electrical failures. We may experience cyber-attacks on our information technology systems by threat actors of all types (including but not limited to nation states, organized crime, other criminal enterprises, individual actors and/or advanced persistent threat groups). In addition, we may experience intrusions on our physical premises by any of these threat actors. If any such cyber-attack or physical intrusion were to cause interruptions in our operations, such as a material disruption of our development programs or our manufacturing operations, whether due to a loss of our trade secrets or other proprietary information, it would have a material and adverse effect on us. For example, the loss of clinical trial data from one or more ongoing or completed or future clinical trials could result in delays in our regulatory approval efforts, significantly increase our costs to recover or reproduce the data and expose us to liability. In addition, if we were to run multiple clinical trials in parallel, any breach of our computer systems or physical premises could result in a loss of data or compromised data integrity across more than one of our programs in different stages of development. Any such breach, loss, or compromise of clinical trial participant personal data may also subject us to civil fines and penalties or claims for damages, either under the General Data Protection Regulation and relevant member state law in the European Union, other foreign laws, and the federal Health Insurance Portability and Accountability Act of 1996, and other relevant state and federal privacy laws in the United States including the California Consumer Privacy Act. On May 13, 2020, the Federal Bureau of Investigation (“FBI”) and Cybersecurity and Infrastructure Security Agency announced that the FBI is investigating the targeting and compromise of U.S. organizations conducting COVID-19-related research by People’s Republic of China-affiliated cyber actors. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, including but not limited to information related to our IMU-838 product candidate, we could incur liability, our competitive and reputational position could be harmed, and the further development and commercialization of our investigational medicines could be delayed. On July 31, 2020 we discovered that an email account at the Company was subject to attempted unauthorized access for a period of up to 24 hours and we have hired an investigator to ascertain what, if any, Company or patient information was impacted. We do not currently believe any confidential or proprietary information was compromised and have taken steps to prevent unauthorized action in the future such as implementing two factor authentication for our email accounts. While we believe that our insurance policies include liability coverage for security breaches, we could be subject to indemnity claims or other damages that exceed our insurance coverage. In addition, our investigation of our recent security breach is in its early stages and we cannot be certain about the scope of the breach or the confidential or proprietary information that was compromised. As a result, the ramifications of the security breach remain uncertain and the security breach could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as cause a decline in the trading price of our common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 4, 2020, by and between Immunic, Inc. and SVB Leerink LLC.
5.1	Opinion of Dentons US LLP
23.1	Consent of Dentons US LLP (contained in Exhibit 5.1)
104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 7, 2020	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer